Exhibit 10.1

                        AMENDMENT TO EXECUTIVE AGREEMENT
                        --------------------------------

     THIS AMENDMENT to the Executive Agreement between Union Bank of California, N.A. (the "Bank") and Philip B. Flynn ("Mr. Flynn") effective as of April 1, 2004 (the "Agreement") is entered into by and between the Bank and Mr. Flynn, and such Amendment shall be effective as of May 1, 2005.

     WHEREAS, the parties wish to make certain modifications thereto pursuant to Paragraph 13 of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the material promises and conditions contained in the Agreement and in this Amendment, the parties agree as follows:

     1. The Agreement and all exhibits attached thereto are hereby  incorporated
by  reference   herein  and  made  a  part  hereof,   subject  to  the  specific
modifications set forth herein.

     2. Paragraph 2 of the Agreement is hereby amended and restated in its entirety as follows:

     "2. EMPLOYMENT AND DUTIES.
         ---------------------

          Mr. Flynn shall be employed as a Vice Chair of the Bank and its Chief Operating Officer ("COO"). Mr. Flynn also shall hold the position of Vice Chair and Chief Operating Officer of UNBC. Mr. Flynn hereby accepts such employment. Mr. Flynn shall devote his time, ability, attention, energy, knowledge and skill to performing all reasonable duties as a Vice Chair and COO as assigned to him by the Bank's Chief Executive Officer ("CEO"), the Bank's Board of Directors (the "Board") and/or the UNBC Board (when referred to collectively with the Bank's Board, the "Boards"). In addition, Mr. Flynn shall continue to serve as a policy making officer of the Bank and of UNBC."

     3. Paragraph 5(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

     "(i) BASE SALARY.  In  consideration  for Mr. Flynn's services to the Bank,
          -----------
     Mr. Flynn shall receive, retroactive to March 15, 2005, a base salary of not less than Six Hundred Thousand Dollars ($600,000.00) per annum to be paid in equal installments as per the Bank's salary administration program. Such amount, as may be increased from time to time, shall be referred to herein as "Base Salary.""

     4. Paragraph 5(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

     "(ii) SENIOR MANAGEMENT BONUS PLAN. Mr. Flynn shall continue to participate
           ----------------------------
     in the Bank's Senior Management Bonus Plan or any successor thereto (the "Bonus Plan"), subject to the eligibility requirements and other terms and conditions of the Bonus Plan and the determinations of the administrator of such plan pursuant to the terms thereof. Mr. Flynn's target bonus under the Bonus Plan for 2005 shall be one hundred percent (100%) of Base Salary."

     5. Paragraph 5(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

     "(iii) LONG TERM  INCENTIVES.  Mr.  Flynn  shall be eligible  for long term
            ---------------------
     incentive awards available to policy making officers. Awards may consist of one or more types of long term incentives, including the grant of stock options and restricted stock under the UnionBanCal Corporation Management Stock Plan or any successor thereto (the "Stock Plan") and the award of performance shares under the UnionBanCal Corporation Performance Share Plan or any successor thereto (the "Performance Share Plan"), with a total target economic value for 2005 of approximately two hundred fifty percent (250%) of Mr. Flynn's Base Salary. Any awards of long term incentives shall be subject to the terms and conditions of the Stock Plan and the Performance Share Plan, as applicable, and the determinations of the respective administrators of such plans pursuant to the terms thereof."

     6. The reference in Paragraph 7(c) to "CFSG Group Head" is hereby amended to read "COO."

     7. The reference in Paragraph 7(f) to "Group Head of CFSG" is hereby amended to read "COO."

     8. A new Paragraph 21 is hereby added to the Agreement as follows:

          "21. EFFECT OF DEFERRED COMPENSATION REGULATIONS.

          Mr. Flynn and the Bank acknowledge that Mr. Flynn's receipt of certain benefits under this Agreement otherwise payable upon the termination of Mr. Flynn's employment may be subject to Section 409A of the Internal Revenue Code or similar laws regulating the payment of deferred compensation ("Section 409A"), which, if applicable, could require a delay in the payment of such benefits for a period of at least six (6) months following Mr. Flynn's separation from service. Mr. Flynn acknowledges and agrees that should the Bank in good faith determine that any such benefits to be provided upon termination to Mr. Flynn pursuant to this Agreement are subject to Section 409A, the Bank shall delay the payment of such benefits for at least six (6) months (or such other period as may be applicable), after first notifying Mr. Flynn of its intention to do so."

     9. Except as expressly modified by this Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

     10. Any modification to this Amendment shall be effective only if it is in writing and signed by the parties to be bound thereby.

     11. This Amendment (including the Agreement and exhibits to the Agreement incorporated herein by reference) constitutes the entire agreement between the parties hereto with respect to the changes to the Agreement provided for in this Amendment and supersedes all prior or contemporaneous written or verbal agreements and understandings among the parties in connection with the subject matter thereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers or agents.



Dated:  5/25/05                  UNION BANK OF CALIFORNIA, N.A.
      ----------


                                 By      /S/PAUL E. FEARER
                                   ----------------------------------
                                            Paul E. Fearer
                                        Executive Vice President

AGREED AS APPLICABLE:

Dated:  5/25/05                  UNIONBANCAL CORPORATION
      ----------


                                 By      /S/PAUL E. FEARER
                                   -----------------------------------
                                            Paul E. Fearer
                                       Executive Vice President


Dated:  5/26/05                          /S/PHILIP B. FLYNN
      ----------                    ----------------------------------
                                            Philip B. Flynn